Exhibit 99.2

EESA §111(b)(4) Certification for First Fiscal Year

I, Lisa L. Griffith, certify, based on my knowledge, that:

(i) The compensation committee of Fidelity Bancorp, Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Fidelity Bancorp, Inc.;

(ii) The compensation committee of Fidelity Bancorp, Inc. has identified and limited during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Fidelity Bancorp, Inc. and identified any features in the employee compensation plans that pose risks to Fidelity Bancorp, Inc. and limited those features to ensure that Fidelity Bancorp, Inc. is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed at least every six months during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of Fidelity Bancorp, Inc. to enhance the compensation of an employee and has limited those features;

(iv) The compensation committee of Fidelity Bancorp, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Fidelity Bancorp, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Fidelity Bancorp, Inc.;

(B)	Employee compensation plans that unnecessarily expose Fidelity Bancorp, Inc. to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Fidelity Bancorp, Inc. to enhance the compensation of an employee;

(vi) Fidelity Bancorp, Inc. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Fidelity Bancorp, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;

(viii) Fidelity Bancorp, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;

(ix) The board of directors of Fidelity Bancorp, Inc. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, has provided this policy to Treasury and its primary regulatory agency, and Fidelity Bancorp, Inc. and its employees have complied with this policy during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, and that any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x) Fidelity Bancorp, Inc. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;

(xi) Fidelity Bancorp, Inc. will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (vii);

(xii) Fidelity Bancorp, Inc. will disclose whether Fidelity Bancorp, Inc., the board of directors of Fidelity Bancorp, Inc., or the compensation committee of Fidelity Bancorp, Inc. has engaged during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Fidelity Bancorp, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;

(xiv) Fidelity Bancorp, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Fidelity Bancorp, Inc. and Treasury, including any amendments;

(xv) The following employees are the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in order of level of annual compensation starting with the greatest amount:

Name	Title	Employer

Richard G. Spencer	President and Chief Executive Officer	Fidelity Bank, PaSB

Michael A. Mooney	Executive Vice President and Chief Lending Officer	Fidelity Bank, PaSB

Lisa L. Griffith	Senior Vice President and Chief Financial Officer	Fidelity Bank, PaSB

Anthony F. Rocco	Senior Vice President Community Banking	Fidelity Bank, PaSB

Sandra L. Lee	Senior Vice President Operations	Fidelity Bank, PaSB

Lynda J. Wargo	Senior Mortgage Loan Officer	Fidelity Bank, PaSB

Leonard T. Conley	Vice President Residential Lending	Fidelity Bank, PaSB

Richard L. Barron	Senior Vice President Human Resources	Fidelity Bank, PaSB

Linda D. Metzmaier	Vice President Internal Audit/Compliance	Fidelity Bank, PaSB

Stephen D. Bilko	Vice President Commercial Loan Officer	Fidelity Bank, PaSB

Chad P. Coblitz	Vice President Accounting	Fidelity Bank, PaSB

Mark A. Kappeler	Vice President Consumer Lending	Fidelity Bank, PaSB

Neal H. Jackson	Assistant Vice President Business Development Officer	Fidelity Bank, PaSB

George R. Harris	Assistant Vice President Business Development Officer	Fidelity Bank, PaSB

Lynne A. Manski	Vice President Marketing	Fidelity Bank, PaSB

Lisa K. McQuade	Vice President Commercial Loan Officer	Fidelity Bank, PaSB

Lisa D. Dillon	Assistant Vice President Business Development Officer	Fidelity Bank, PaSB

Marcia Rimer Wood	Assistant Vice President Business Development Officer	Fidelity Bank, PaSB

Lisa M. Kooker	Assistant Vice President Commercial Lending	Fidelity Bank, PaSB

Linda M. Yon	Assistant Vice President Business Development Officer	Fidelity Bank, PaSB

Christine J. Hoffman	Vice President Operations	Fidelity Bank, PaSB

Rork C. Ramfos	Assistant Vice President Business Development Officer	Fidelity Bank, PaSB

Steven J. Oravec	Manager Network Administration	Fidelity Bank, PaSB

Ernest D. Barker	Assistant Vice President Business Development Officer	Fidelity Bank, PaSB

Cheryl A. Giampole	Mortgage Loan Officer	Fidelity Bank, PaSB

; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification maybe punished by fine, imprisonment, or both. [See, for example, 18 U.S.C. 1001]

By:	/s/ Lisa L. Griffith
Lisa L. Griffith
Principal Financial Officer